UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2004

MGI PHARMA, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-10736	41-1364647
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

5775 West Old Shakopee Road, Suite 100, Bloomington, Minnesota	55437 (zip code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (952) 346-4700

Not Applicable

(Former name or former address, if changed since last report)

Item 5. Other Events

On March 2, 2004, MGI PHARMA, INC. (the “Company”) announced that it has closed the previously announced private placement of the Company’s senior subordinated convertible notes due 2024 and the exercise by the placement agents of their option to purchase approximately $35 million gross proceeds of additional notes. Total gross proceeds from the offering to the Company were approximately $260 million.

The press release dated March 2, 2004 announcing the closing of the transaction is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits

(c) Exhibits

99.1    Press Release, dated March 2, 2004, of MGI PHARMA, INC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

March 2, 2004

MGI PHARMA, INC.

By:	/S/ WILLIAM C. BROWN

William C. Brown Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

99.1  Press Release, dated March 2, 2004, of MGI PHARMA, INC.